UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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FORESCOUT TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
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FORESCOUT TECHNOLOGIES, INC.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 8:00 A.M. PACIFIC TIME, ON WEDNESDAY, MAY 23, 2018

Dear Stockholders of ForeScout Technologies, Inc.:

You are cordially invited to attend the 2018 annual meeting of stockholders and any postponements, adjournments or continuations thereof (the “Annual Meeting”) of ForeScout Technologies, Inc., a Delaware corporation (“ForeScout”), which will be held as a virtual meeting on Wednesday, May 23, 2018 at 8:00 a.m. Pacific Time. You can attend the Annual Meeting via a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/FSCT2018 where you will be able to listen to the meeting live, submit questions (before and during the meeting) and vote online.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect three Class I directors to serve until our 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

3.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will begin promptly at 8:00 a.m. and on-line check-in will begin at 7:55 a.m. Pacific Time. Only holders of record and beneficial owners of shares of our common stock at the close of business on March 29, 2018, the record date, are entitled to notice of, to attend, and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

We expect to make available to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 10, 2018, and this Notice will contain instructions on how to access our Proxy Statement and our annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “annual report”) can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card.

We appreciate your continued support of ForeScout Technologies, Inc. and look forward to either virtually greeting you at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Michael DeCesare
President and Chief Executive Officer
190 W Tasman Drive
San Jose, California, 95134
April 10, 2018

PROXY STATEMENT FOR

FORESCOUT TECHNOLOGIES, INC.

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 8:00 A.M. PACIFIC TIME, ON WEDNESDAY, MAY 23, 2018

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use in connection with the 2018 annual meeting of stockholders of ForeScout Technologies, Inc. (“ForeScout”), a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held as a virtual meeting on Wednesday, May 23, 2018 at 8:00 a.m. Pacific Time via a live interactive webcast on the internet at http://www.virtualshareholdermeeting.com/FSCT2018 where you will be able to listen to the meeting live, submit questions (before and during the meeting) and vote online. A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report is first being made available on or about April 10, 2018 to all stockholders entitled to vote at the Annual Meeting. Information contained on or that can be accessed through our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

QUESTIONS AND ANSWERS REGARDING
THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

What matters am I voting on?

You will be voting on:

•	the election of three Class I directors to serve until our 2021 annual meeting of stockholders and until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018; and

•	any other business as may properly come before the Annual Meeting, including any adjournment or postponement thereof.

How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:

•	“FOR” the election of Yehezkel Yeshurun, Enrique Salem, and Theresia Gouw as Class I directors; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on March 29, 2018 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, 39,333,158 shares of our common stock were outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the Record Date. Stockholders may not cumulate votes in the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this Proxy Statement, we will refer to registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Although beneficial owners are also invited to attend the Annual Meeting, because a beneficial owner is not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker, bank, or other nominee’s procedures for obtaining a legal proxy and present your legal proxy at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. In this Proxy Statement, we will refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Can I attend the Annual Meeting?

You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting http://www.virtualshareholdermeeting.com/FSCT2018. To participate in the Annual Meeting online, you will need the control number included on your proxy card. The Annual Meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. Pacific Time and you should allow sufficient time for the check-in procedures.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week until 11:59 p.m. Eastern Standard Time, on May 22, 2018 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1(800) 690-6903 until 11:59 p.m. Eastern Standard Time, on May 22, 2018 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card timely in order for it to be received prior to the Annual Meeting (if you received printed proxy materials); or

•
by attending and voting at the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/FSCT2018, where stockholders may vote and submit questions (before and during ) the Annual Meeting (have your proxy card in hand when you visit the website).

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As mentioned above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	sending a written notification to the Corporate Secretary of ForeScout at 190 West Tasman Drive, San Jose California 95134; or

•	attending and voting at the online Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When a proxy card is properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If a proxy card is signed, but no specific instructions are given, the shares represented by such proxy card will be voted in accordance with the recommendations of our board of directors, as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares subject to proxies. If the Annual Meeting is adjourned, the proxy holders can vote your shares subject to proxies when the Annual Meeting is rescheduled, unless you have properly revoked your proxy instructions, as described above.

Why did I receive the Notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being made available on or about April 10, 2018 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Michael DeCesare, our Chief Executive Officer, Christopher Harms, our Chief Financial Officer, and Darren Milliken, our General Counsel, have been designated as proxies for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder on such proxy. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

In addition, Mr. DeCesare holds an irrevocable proxy to vote shares of common stock held by certain of our stockholders, as described in the section titled “Security Ownership of Certain Beneficial Owners and Management.” Stockholders who have granted such proxy are not entitled to vote such shares at the Annual Meeting. Mr. DeCesare intends to vote such shares in accordance with the recommendations of our board of directors on the proposals as described.

What is a quorum?

A quorum is the minimum number of shares required to be present for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote shares held in street name on a particular matter in the absence of instructions from the beneficial owner of such shares (“broker non-vote”). Refer to the section titled “How may my broker, bank or other nominee vote my shares if I fail to timely provide voting instructions?” The shares of our common stock subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or a broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

How many votes are needed for approval of each proposal?

•
Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” such nominees are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018 requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as a vote “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds your shares of our common stock. In addition to using the internet, our directors, officers and employees may solicit proxies in person by telephone, or by other means of communication, for which they will not receive any additional compensation. We have not retained a proxy solicitor firm to assist us in soliciting proxies. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

How may my broker, bank or other nominee vote my shares if I fail to timely provide voting instructions?

Brokerage firms, banks or other nominees holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by the beneficial owner. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within ForeScout or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and our board of directors.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice, and if applicable, our proxy materials, to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders sharing the same address. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate copies of the Notice, or if applicable, our proxy materials. Upon written or oral request, we will deliver promptly separate copies of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice or, if applicable, our proxy materials, stockholders may contact us at the following: ForeScout Technologies, Inc., Attention: Investor Relations, 190 West Tasman Drive, San Jose California 95134 or telephone: (408) 213-3191.

Stockholders who hold shares of our common stock in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., will tabulate and certify the votes and act as inspector of elections appointed for the Annual Meeting.

How can I contact ForeScout’s transfer agent?

You may contact our transfer agent, Computershare, by telephone at (877) 575-3100 (toll-free for United States residents) or (781) 575-3100, or by writing Computershare Trust Company, N.A., at P.O. Box 30170, College Station, Texas 77842. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at http://www.computershare.com/investor.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time, at our corporate headquarters located at 190 Tasman Dr., San Jose, CA 95134.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2019 Annual Meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 11, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to: ForeScout Technologies, Inc., Attention: Corporate Secretary, 190 West Tasman Drive, San Jose California 95134.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our amended and restated bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (i) specified in our proxy materials with respect to such Annual Meeting, (ii) by or at the direction of our board of directors, or (iii) properly brought before the Annual Meeting by a stockholder of record entitled to vote at the Annual Meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2019 Annual Meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business January 25, 2019; and

•	not later than the close of business on February 25, 2019.

In the event that we hold our 2019 Annual Meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received no earlier than the close of business on the 120th day before such Annual Meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such Annual Meeting; or

•	the 10th day following the day on which public announcement of the date of such Annual Meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an Annual Meeting does not appear to present his, her or its proposal at such Annual Meeting, we are not required to present the proposal for a vote at such Annual Meeting.

Recommendation and Nomination of Director Candidates

You may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include, among other requirements, information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate addressed to our Corporate Secretary confirming willingness to serve on our board of directors. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an Annual Meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

COMPOSITION OF THE BOARD
Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Eight of our directors are independent within the meaning of the listing standards of the NASDAQ Stock Market, LLC (“NASDAQ”). Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class of directors whose terms are then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
The names, ages, and certain other information as of March 31, 2018 for each of the nominees for election as a director and for each of the continuing members of the board of directors are set forth below.

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Yehezkel Yeshurun	I	68	Chairman of the Board	2000	2018	2021
Enrique Salem(2)(3)	I	52	Director	2013	2018	2021
Theresia Gouw(1)(3)	I	50	Director	2001	2018	2021

Continuing Directors
T. Kent Elliott(1)(2)	II	65	Director	2003	2019
Mark Jensen(2)	II	67	Director	2013	2019
Rami Kalish(1)(3)	II	61	Director	2001	2019
James Beer	III	57	Director	2016	2020
Michael DeCesare	III	52	Director	2015	2020
David G. DeWalt(1)	III	53	Vice-Chairman of the Board	2015	2020
__________

(1)	Member of our nominating and corporate governance committee.

(2)	Member of our audit committee.

(3)	Member of our compensation committee.

Director Nominees – Class I Directors

Our Board has nominated Ms. Gouw and Messrs. Yeshurun and Salem for election as Class I directors. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment, as they deem advisable. Listed below are the biographies of each director nominee. The biographies include information regarding each nominee’s service as a director of ForeScout, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences,  qualifications, attributes or skills that led the nominating and corporate governance committee of our board of directors to recommend, and our board of directors to determine, that the person should serve as a director for ForeScout. There are no family relationships among any of our directors or executive officers.

Yehezkel “Hezy” Yeshurun co-founded our company and has served as our Chairman and a member of our board of directors since April 2000 and as our Executive Chairman from September 2001 to July 2003. Since 1988, Mr. Yeshurun has been a Professor of Computer Science at Tel Aviv University has co-founded several other technology companies, including TapGuard Technologies Ltd., a technology company acquired by Elron Software Inc. in 1997, and Top Image Systems Ltd., a publicly traded intelligent document processing solutions company for which Mr. Yeshurun served as a director from 1996 to 2001. Mr. Yeshurun holds a B.Sc, an M.S., and a Ph.D. in Applied Mathematics from Tel Aviv University and did his post-doctorate in Computational Neuroscience at New York University.

Mr. Yeshurun was selected to serve on our board of directors because of the perspective and experience he brings as one of our founders and his extensive knowledge of the technology industry.

Enrique Salem has served as a member of our board of directors since September 2013. Since July 2014, Mr. Salem has served as a Managing Director of Bain Capital Ventures LLC, a venture capital division of Bain Capital, LP. Mr. Salem served as President, Chief Executive Officer and a director of Symantec from April 2009 until July 2012. Prior to that, Mr. Salem served as Chief Operating Officer of Symantec from January 2008 to April 2009, group President, Worldwide Sales and Marketing from April 2007 to January 2008, group President, Consumer Products from May 2006 to April 2007, Senior Vice President, Consumer Products and Solutions from February 2006 to May 2006, Senior Vice President, Security Products and Solutions from January 2006 to February 2006, and Senior Vice President, Network and Gateway Security Solutions from June 2004 to February 2006. Prior to Symantec, from April 2002 to June 2004, Mr. Salem served as President and Chief Executive Officer of Brightmail, Inc., an email filtering company, prior to its acquisition by Symantec in 2004. Mr. Salem also held senior leadership roles at Oblix Inc., Ask Jeeves Inc., Peter Norton Computing, Inc. and Security Pacific Merchant Bank. In March 2011, he was appointed to President Barack Obama’s Management Advisory Board. Mr. Salem has served on the board of directors of FireEye since February 2013, including as Chairman of FireEye’s board of directors since March 2017, and Atlassian Corporation Plc, since August 2013. Mr. Salem previously served on the board of directors of Automatic Data Processing, Inc. from January 2010 to November 2013 and the board of directors of Symantec from April 2009 to July 2012. He received the Estrella Award from the Hispanic IT Executive Council in 2010 and was named Entrepreneur of the Year in 2004 by Ernst & Young. Mr. Salem holds an A.B. in Computer Science from Dartmouth College.

Mr. Salem was selected to serve on our board of directors because of his extensive leadership experience, including oversight of global operations, as well as a strong background in information technology, data security, compliance and systems management.

Theresia Gouw has served as a member of our board of directors since July 2001. Since February 2014, Ms. Gouw has served as a co-founder and Managing Partner of Aspect Ventures, L.P., a venture capital firm. From February 1999 to February 2014, Ms. Gouw served in various senior roles at Accel Partners, a venture capital firm, most recently serving as a Managing Partner. She previously served on the board of directors of Trulia, Inc., an online real estate site and Imperva Inc., a cybersecurity company. Ms. Gouw holds a Sc.B. in Engineering from Brown University and an M.B.A. from Stanford University Graduate School of Business.
Ms. Gouw was selected to serve on our board of directors because of her experience in the venture capital industry and as a director of both publicly- and privately-held technology companies.

Continuing Directors – Class II and III Directors

Listed below are the biographies of each of our Class II and Class III directors. The biographies include information regarding each director's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the nominating and corporate governance committee to recommend, and our board of directors to determine, that the person should serve as a director for ForeScout. There are no family relationships among any of our directors or executive officers.

T. Kent Elliott  has served as a member of our board of directors since January 2003. From July 2014 to February 2015, Mr. Elliott served as our Interim Chief Executive Officer and prior to that, from January 2003 until his retirement in December 2009, he served as our Chief Executive Officer. Since his retirement, Mr. Elliott currently serves on the board of directors of Vecima Networks Inc. (“Vecima”), a Canadian designer and manufacturer of broadband telecommunications products and chairs Vecima’s audit committee. Mr. Elliott was the Chief Executive Officer of Vienna Systems Corporation, a voice over IP company that was bought by Nokia in 1998. He has held international executive positions with both Nokia Internet Communications as the Head of Business Development, General Manager of the Asia Pacific Region, and Senior Vice President of Product Management for Mitel Corporation. Mr. Elliott holds a Bachelor of Commerce in Accounting and Finance and an M.B.A. from Queen’s University.

Mr. Elliott was selected to serve on our board of directors because of his extensive experience leading and advising technology companies.

Mark Jensen has served as a member of our board of directors since May 2013. From October 2001 to June 2012, Mr. Jensen served as U.S. Managing Partner of the Venture Capital Services Group and U.S. Managing Partner of the Technology, Media and Telecommunications Industry Group for Audit and Enterprise Risk Services at Deloitte & Touche LLP, a professional services firm. Mr. Jensen currently serves on the board of directors and as the chair of the Audit Committee of Control4 Corporation, a smart home automation systems company, and Lattice Semiconductor Corporation, a manufacturer of high-performance programmable logic devices. He previously served on the board of directors of Unwired Planet, Inc., an intellectual property and technology licensing company now known as Great Elm Capital Group, Inc. from October 2012 to November 2015. Mr. Jensen has a B.S. in Accounting from Metropolitan State College of Denver and a B.Ed. in Education from Colorado State University.

Mr. Jensen was selected to serve on our board of directors because of his extensive accounting and financial expertise and his experience with technology companies and as a director of publicly- and privately-held companies.

Rami Kalish has served as a member of our board of directors since January 2001. Since 1993, Mr. Kalish has served as Managing General Partner and Co-Founder of Pitango Venture Capital Fund (“Pitango”), a venture capital firm. Prior to founding Pitango, Mr. Kalish gained managerial experience at high-technology firms in the United States, Europe, and Israel. He has served on the board of directors of various private companies. Mr. Kalish holds a B.Sc. in Industrial Engineering and Information Science from the Technion Institute of Technology.

Mr. Kalish was selected to serve on our board of directors because of his experience in the venture capital industry and as a director of both publicly- and privately-held technology companies.

James Beer has served as a member of our board of directors since August 2016. In February 2018, Mr. Beer joined Atlassian Corporation Plc. (“Atlassian”), a software company based in San Francisco, as its Chief Financial Officer. Before joining Atlassian, Mr. Beer has served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a healthcare company distributing pharmaceuticals and medical supplies and providing health information technology tools, from October 2013 to December 2017. From February 2006 to October 2013, Mr. Beer served as Executive Vice President and Chief Financial Officer of Symantec Corporation (“Symantec”), a provider of information security, storage and systems management solutions. Mr. Beer currently serves on the board of directors of Alaska Air Group, Inc., the airline holding company of Alaska Airlines and Virgin America. Mr. Beer holds a B.S. in Aeronautical Engineering from Imperial College, London University and an M.B.A. from Harvard Business School.

Mr. Beer was selected to serve on our board of directors because of his extensive experience in operations, strategy, accounting, financial management, and investor relations at both publicly- and privately-held technology companies.

Michael DeCesare has served as our President and Chief Executive Officer and as a member of our board of directors since March 2015. Prior to joining ForeScout, Mr. DeCesare served in a variety of executive roles at Intel Security, previously McAfee Security, a computer security software company and wholly-owned subsidiary of Intel Corporation, from October 2007 to February 2015, including as President and as Executive Vice President, Worldwide Sales and Operations. Prior to joining Intel Security, Mr. DeCesare served as Senior Vice President of Worldwide Field Operations for Documentum, an enterprise content management company, from January 2001 to September 2007, during which time the company was acquired by EMC Corporation, a cloud computing, data storage, IT security, and big data company. Following the acquisition in December 2003, Mr. DeCesare served as Senior Vice President of EMC Software, a division of EMC Corporation, that included Documentum. Prior to joining Documentum, Mr. DeCesare served as Vice President of Field Sales at Oracle, a cloud application and platform services company, from February 1989 to June 2000. Mr. DeCesare holds a B.A. in Communications from Villanova University.

Mr. DeCesare was selected to serve on our board of directors because of the operational perspective he brings as our President and Chief Executive Officer and his extensive experience leading and growing technology companies.

David G. DeWalt has served as our Vice-Chairman and a member of our board of directors since June 2015. From June 2016 to January 2017, Mr. DeWalt served as Executive Chairman of FireEye, Inc. (“FireEye”), a global network cybersecurity company. Mr. DeWalt also served on the board of directors of FireEye from May 2012 to November 2012 and as its Chief Executive Officer and Chairman of the Board from November 2012 to June 2016. Prior to joining FireEye, Mr. DeWalt served as President, Chief Executive Officer, and Director of Intel Security from April 2007 until February 2011 when Intel Security was acquired by Intel Corporation. Mr. DeWalt served as President of McAfee Security from February 2011 to August 2011. From December 2003 to March 2007, Mr. DeWalt held various positions at EMC Corporation, including Executive Vice President, EMC Software Group and President of EMC’s Documentum and Legato Software divisions. Prior to joining EMC Corporation, Mr. DeWalt served as President and Chief Executive Officer of Documentum, Inc. from July 2001 to December 2003, Executive Vice President and Chief Operating Officer of Documentum from October 2000 to July 2001 and Executive Vice President and General Manager, eBusiness Unit, of Documentum from August 1999 to October 2000. In addition to FireEye, Mr. DeWalt has served on the board of directors of Delta Air Lines, Inc. since November 2011 and the board of directors of Five9, Inc. since April 2012. Mr. DeWalt served on the board of directors of Polycom, Inc. from November 2005 to May 2013 and as its Chairman of the Board from May 2010 to May 2013 and served on the board of directors of Jive Software, Inc. from February 2011 to April 2013. Mr. DeWalt holds a Ph.D. in Computer and Information Sciences and a B.S. in Computer Science from the University of Delaware.

Mr. DeWalt was selected to serve on our board of directors because of his extensive senior management expertise in the network security industry.

Director Independence

Our common stock is listed on The NASDAQ Global Market. Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors within a specified period of time after the completion of such company’s initial public offering. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has undertaken a review of the independence of each director who serves as a member of our board of directors and considered whether such director has a material relationship with us that could compromise the director’s ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Yeshurun, DeWalt, Beer, Elliott, Jensen, Kalish and Salem and Ms. Gouw are “independent directors” as defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of NASDAQ.

Board Oversight of Risk

Risk is inherent with every business and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. The committees of our board of directors consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the board of directors of any significant risks and management's response via periodic committee reports to the full board of directors. In particular, the audit committee focuses on financial and accounting risk, including internal controls. The compensation committee considers risks relating to our compensation programs and policies and the nominating and corporate governance considers risks relating to our corporate governance.

Board of Directors Leadership

Mr. Yeshurun currently serves as the Chairman of our board of directors and Mr. DeWalt serves as Vice-Chairman. The general policy outlined in our Corporate Governance Guidelines is that the Chairman of the board of directors and the CEO positions may, but need not be, served by the same person. Currently, the Chairman of the board of directors and the CEO positions are served by separate individuals. Our board of directors believes that the current board leadership structure provides effective independent oversight of management while allowing our board of directors and management to benefit from Mr. Yeshurun’s history as a co-founder of our Company and years of experience in leadership and executive roles in the technology industry.

Board Meetings and Committees

During our 2017 fiscal year, our board of directors held 8 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is composed of T. Kent Elliott, Mark Jensen, and Enrique Salem, each of whom is a non-employee member of our board of directors. Mr. Jensen is the chair of our audit committee. Our board of directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of NASDAQ and the SEC, including Rule 10A-3. Our board of directors has also determined that Mr. Jensen qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ. Our audit committee is responsible for, among other things:

•	overseeing the integrity of our financial statements and our accounting and financial reporting processes and financial statement audits;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing the independence and qualifications of our registered public accounting firm, or independent auditor;

•	overseeing the performance of our independent auditor;

•	overseeing our disclosure controls and procedures, internal control over financial reporting, and compliance with ethical standards adopted by us;

•	reviewing and approving related person transactions;

•	reviewing and assessing the adequacy of the audit committee’s charter and submitting any changes to our board of directors for approval;

•	performing an evaluation of the performance of the audit committee;

•	meeting with management to review our annual and quarterly financial statements and related disclosures;

•	recommending to the board of directors whether financial statements should be included in our annual report on Form 10-K;

•	overseeing, reviewing and periodically updating our code of business conduct and ethics and our system to monitor compliance with and enforce this code; and

•	preparing the audit committee report that the SEC requires in our annual Proxy Statement.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our audit committee is available on our website at http://www.investors.forescout.com. Our audit committee had 10 meetings in 2017.

Compensation Committee

Our compensation committee is composed of Theresia Gouw, Rami Kalish, and Enrique Salem, each of whom is a non-employee member of our board of directors. Mr. Salem is the chair of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules of NASDAQ and the SEC, including Rule 10C-1, is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation committee is responsible for, among other things:

•	reviewing and assessing the adequacy of the compensation committee’s charter and submitting any changes to our board of directors for approval;

•	performing an evaluation of the performance of the compensation committee;

•	reviewing and making recommendations to our board of directors regarding the amount of compensation payable to our Chief Executive Officer;

•
reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries, incentive compensation plans, equity compensation, and any other benefits, compensation, or arrangements;

•	reviewing and making recommendations to our board of directors regarding any changes to or grants under our equity compensation plans;

•	overseeing our overall compensation philosophy, compensation plans, and benefits programs;

•	reviewing our process and procedures for the consideration and determination of director and executive officer compensation; and

•	preparing the compensation committee report that the SEC requires in our annual Proxy Statement.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our compensation committee is available on our website at http://www.investors.forescout.com. Our compensation committee had 4 meetings in 2017.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of David G. DeWalt, Rami Kalish, Theresia Gouw, and T. Kent Elliott, with Mr. Elliott serving as chair of the committee. Our nominating and corporate governance committee is responsible for, among other things:

•	developing and recommending to our board of directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of our board of directors;

•	recommending to our board of directors the persons to be nominated for election as directors and to each of the committees of our board of directors;

•	developing and recommending to our board of directors a set of corporate governance guidelines;

•	reviewing and recommending to our board of directors the composition of the committees of our board of directors;

•	making recommendations for director continuing education;

•	reviewing and assessing the adequacy of the nominating and corporate governance committee’s charter and submitting any changes to our board of directors for approval;

•	performing an evaluation of the performance of the nominating and corporate governance committee; and

•	overseeing the evaluation of our board of directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of NASDAQ. A copy of the charter of our nominating and corporate governance committee is available on our website at http://www.investors.forescout.com. Our nominating and corporate governance committee had 3 meetings in 2017.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company or had any relationship requiring disclosure under Item 404 of Regulation S-K, under the Securities Act. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other board committee performing equivalent functions, of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, experience of particular relevance to us and the board of directors, accomplishments, superior credentials, independence, area of expertise, and the highest ethical and moral standards. Although the board of directors does not maintain a specific policy with respect to board diversity, the board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating committee may take into account the benefits of diverse viewpoints. Any search firm retained by our nominating and corporate governance committee to find director candidates would be instructed to take into account all of the considerations used by our nominating and corporate governance committee. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders of our company who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the Annual Meeting, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC.

The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our board of directors. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and recommendations should be sent in writing to our Corporate Secretary at ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose California 95134.

Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to the board of directors or to the particular member or members of our board of directors and mailing the correspondence to our General Counsel at ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose California 95134. Our General Counsel, in consultation with appropriate members of our board of directors, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Investor Information portion of our website at http://www.investors.forescout.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Prior to our initial public offering, we had not implemented a formal policy with respect to compensation payable to our non-employee directors for service as directors. Our board of directors adopted our Outside Director Compensation Policy in connection with our initial public offering. Members of our board of directors who are not employees are eligible for compensation under our Outside Director Compensation Policy. Other than as set forth in the table and described more fully below, we did not pay any compensation, including equity awards, to any of the non-employee members of our board of directors in 2017. During 2017, Michael DeCesare was an employee director and his compensation is discussed in the section titled “Executive Compensation.”

Our board of directors adopted our Outside Director Compensation Policy in connection with our initial public offering, with all annual equity award grants under the policy to begin as of the second Annual Meeting of our stockholders following the effective date of the policy, unless otherwise determined by our compensation committee. Only non-employee directors who are also independent within the meaning of the corporate governance rules of NASDAQ are eligible to receive compensation as a non-employee director under the policy. Accordingly, Mr. DeCesare, our Chief Executive Officer, is not eligible for awards under our Outside Director Compensation Policy. Additionally, Mr. DeCesare does not receive any cash compensation for his role as a director.

Cash Compensation

Effective as of our 2018 Annual Meeting of our stockholders, non-employee directors will receive annual cash retainers for service in the following positions:

Position	Annual Cash Retainer ($)
Board member	30,000
Chairperson of the board	27,000
Vice Chairperson of the board	20,000
Audit committee chair	20,000
Audit committee member other than chair	10,000
Compensation committee chair	12,000
Compensation committee member other than chair	6,000
Nominating and corporate governance committee chair	7,500
Nominating and corporate governance committee member other than chair	4,500

Annual cash retainers will be paid in quarterly installments in arrears on a prorated basis.

Equity Compensation

Subject to any limits in the equity plan under which the award is granted, each newly-elected non-employee director will receive an initial award of restricted stock units (“RSUs”) on the date of his or her appointment to our board of directors, with such award covering a number of shares of our common stock determined as $450,000 divided by the grant date closing price of a share of our common stock, rounded down to the nearest whole share. However, if an individual was a member of our board of directors and also an employee, he or she will not receive such an award even if he or she becomes a non-employee director due to termination of his or her employment. Each non-employee director’s initial award will vest in three equal annual installments on each successive anniversary of the grant date, in each case, subject to the non-employee director’s continued service with us through each such date.

Commencing as of our second Annual Meeting of our stockholders, and subject to any limits in the Outside Director Compensation Policy and the equity plan under which the award is granted, on the date of each Annual Meeting of our stockholders, each continuing non-

employee director will receive an annual award of RSUs covering a number of shares of our common stock determined as $150,000 divided by the grant date closing price of a share of our common stock, rounded down to the nearest whole share. Each such annual award will be scheduled to fully vest on the earlier of (i) the one-year anniversary of the grant date and (ii) the day prior to the next Annual Meeting of our stockholders, subject to the non-employee director’s continued service with us through such date.

The awards granted to non-employee directors under the policy will fully vest immediately prior to a “change in control” as defined in our 2017 Equity Incentive Plan.

The table below shows the total compensation earned by our non-employee directors during 2017.

Director Compensation Table for Fiscal Year 2017

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Yehezkel Yeshurun, Chairman of the Board(2)	63,921	—	—	63,921
David G. DeWalt, Vice-Chairman of the Board(3)	9,923	—	—	9,923
Richard Anton(4)	—	—	—	—
James Beer(5)	5,462	—	—	5,462
T. Kent Elliott(6)	8,648	—	—	8,648
Theresia Gouw	7,374	—	—	7,374
Mark Jensen(7)	9,103	—	—	9,103
Rami Kalish	7,374	—	—	7,374
Enrique Salem(8)	9,467	—	—	9,467
__________

(1)	Each of the outstanding equity awards held by our directors, as described below, was granted pursuant to our 2000 Stock Option and Incentive Plan.

(2)
As of December 31, 2017, Mr. Yeshurun held (i) an option to purchase 85,000 shares of common stock at an exercise price of $7.98 per share, which vests in 36 equal monthly installments commencing on February 27, 2015, (ii) an option to purchase 64,909 shares of common stock at an exercise price of $8.52 per share, which vests over a four-year period, one-fifth of the shares subject to the option vesting in equal monthly installments over each of the first and second annual periods following June 29, 2015 and three-tenths of the shares subject to the option vesting in equal monthly installments over each of the third and fourth annual periods following June 29, 2015, (iii) an option to purchase 45,137 shares of common stock at an exercise price of $1.47 per share, which are fully vested and (iv) an option to purchase 43,000 shares of common stock at an exercise price of $2.18 per share, of which one-fourth of the shares subject to the option vested on March 13, 2014, and the remaining shares vest in 36 equal monthly installments thereafter. For all awards, vesting is conditioned on Mr. Yeshurun’s continued service to us through the applicable vesting date. All unvested shares subject to the options are early exercisable.

(3)
As of December 31, 2017, Mr. DeWalt held (i) a restricted stock unit award covering 167,913 shares of common stock and (ii) 209,872 shares of restricted stock issued upon the early exercise of a stock option that remained subject to a right of repurchase by us as of such date. 100% of the shares subject to the restricted stock units will vest 181 days following the completion of our initial public offering. For the 209,872 shares of restricted stock, our right of repurchase lapses with respect to 6,996 shares of common stock each month commencing on June 16, 2015. For all awards, vesting is conditioned upon Mr. DeWalt’s continued service to us through the applicable vesting date. If we are subject to a change in control while Mr. DeWalt is serving as a director, then all of his restricted stock units will immediately vest and our right of repurchase will immediately lapse with respect to all of his restricted common stock.

(4)	Mr. Anton resigned from our board of directors as of October 26, 2017, the date of the effectiveness of the registration statement for our initial public offering.

(5)
As of December 31, 2017, Mr. Beer held a restricted stock unit award covering 100,000 shares of common stock, all of which remain outstanding. One-fourth of the shares subject to the restricted stock unit award vest in equal annual installments commencing on November 15, 2016. Notwithstanding the satisfaction of the time-based vesting requirement, no shares underlying the restricted stock unit award will vest until 181 days following our initial public offering. If Mr. Beer is involuntarily terminated prior to an initial public offering, the shares underlying the restricted stock unit award shall be deemed vested solely based upon the achievement of the time-based vesting requirements (without regard to the occurrence of an initial public offering). The vesting of such restricted stock units is conditioned upon Mr. Beer’s continued service to us as a director through the applicable vesting date. If we are subject to a change in control while Mr. Beer is serving as a director, then the shares that still remain subject to the time-based vesting requirement pursuant to the restricted stock unit award will immediately vest and settle.

(6)
As of December 31, 2017, Mr. Elliott held (i) an option to purchase 49,944 shares of common stock at an exercise price of $4.78 per share, which vests in 48 equal monthly installments commencing on September 10, 2013, (ii) an option to purchase 202,500 shares of common stock at an exercise price of $7.04 per share, which are fully vested, and (iii) an option to purchase 22,781 shares of common stock at an exercise price of $8.52, of which one-fifth of the shares subject to the option vest in equal monthly installments over each of the first and second annual periods following June 29, 2015 and three-tenths of the shares subject to the option vest in equal monthly installments over each of the third and fourth annual periods following June 29, 2015. For all awards, vesting is conditioned on Mr. Elliott’s continued service to us through the applicable vesting date. If we are subject to a change in control while Mr. Elliott is serving as a director, then any unvested portion of Mr. Elliott’s options shall accelerate and become fully vested. All unvested shares subject to the options are early exercisable.

(7)
As of December 31, 2017, Mr. Jensen held (i) an option to purchase 39,495 shares of common stock at an exercise price of $8.52 per share, which vests over a four-year period, of which one-fifth of the shares subject to the option vesting in equal monthly installments over each of the first and second annual periods following June 29, 2015 and three-tenths of the shares subject to the option vesting in equal monthly installments over each of the third and fourth annual periods following June 29, 2015 and (ii) an option to purchase 73,174 shares of common stock at an exercise price of $4.78 per share, which vests in 48 equal monthly installments commencing on April 26, 2013. Vesting of unvested options is conditioned on Mr. Jensen’s continued service to us through the applicable vesting date.

(8)
As of December 31, 2017, Mr. Salem held 45,888 shares of restricted stock issued upon the early exercise of a stock option that remained subject to a right of repurchase by us as of such date. Of the 45,888 shares of restricted stock, (i) our right of repurchase lapses with respect to 22,477 shares of restricted stock over a four-year period, with one-fifth of the shares subject to the award vesting in equal monthly installments over each of the first and second annual periods following June 29, 2015 and three-tenths of the shares subject to the option award vesting in equal monthly installments over each of the third and fourth annual periods following June 29, 2015 and (ii) our right of repurchase lapses with respect to 23,411 shares of restricted stock at a rate of 2,341 shares each month commencing on June 16, 2015.

Director Stock Ownership Guidelines
Currently, we have not implemented policies regarding minimum stock ownership requirements for our directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently comprised of nine directors and is divided into three staggered classes of directors. At the annual meeting, three Class I directors will be elected to our board of directors by the holders of our common stock to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees for Director

Our nominating and corporate governance committee recommended for nomination, and our board of directors nominated, Yehezkel Yeshurun, Enrique Salem and Theresia Gouw, each a current Class I director, as nominees for reelection as Class I directors at the annual meeting. If elected, each of Messrs. Yeshurun and Salem and Ms. Gouw will serve as a Class I director until the 2021 annual meeting and until his or her respective successor is duly elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Messrs. Yeshurun and Salem and Ms. Gouw have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and corporate governance committee and designated by the present board of directors to fill the vacancy.

Vote Required

Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. To be elected, directors must receive a majority of votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director's election. You may vote either “FOR” or “AGAINST” each director nominee or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to any director will be counted for purposes of determining whether there is a quorum, but it will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus it will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our financial statements for our fiscal year ending December 31, 2018. During our fiscal year ended December 31, 2017, EY served as our independent registered public accounting firm.

Stockholder ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2018 is not required by law, by NASDAQ listing requirements, by our amended and restated certificate of incorporation or by our amended and restated bylaws. However, our board of directors is submitting the selection of EY to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, our audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the fiscal year ended December 31, 2018 if the audit committee determines that such a change would be in the best interests of ForeScout and our stockholders.

Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Services

The following table presents fees for professional audit services and other services rendered to our company by EY for our fiscal years ended December 31, 2016 and 2017.

	Fiscal Year Ended December 31,
Service Category	2017	2016
Audit Fees(1)	$3,218,551	$2,849,827
Audit Related Fees(2)	$153,000	$32,547
Tax Fees(3)	$37,046	$34,112
Total	$3,408,597	$2,916,485
__________

(1)
Audit fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit fees also include fees for services performed in conjunction with our initial public offering, issuance of a comfort letter, adoption of the new revenue recognition standard (Accounting Standards Codification 606), and fees for statutory audits.

(2)
Audit related services. Audit related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”

(3)	Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.

Auditor Independence

In our fiscal year ended December 31, 2017, there were no other professional services provided by EY that would have required our audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Oversight Board (the “PCAOB”) regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to our audit committee for approval:

•
Audit services. Audit services include work performed for the audit of our financial statements and the review of financial statements included in our quarterly reports, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

•
Audit related services. Audit related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”

•	Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.

•	Other Services. Other services are those services not described in the other categories.

Our audit committee pre-approves particular services or categories of services on a case-by-case basis. The fees are budgeted, and our audit committee requires our independent registered public accounting firm and management to report actual fees versus budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by our audit committee before our independent registered public accounting firm is engaged. Any proposed services exceeding these levels or amounts require specific pre-approval by our audit committee. All fees paid to EY for our fiscal year ended December 31, 2017, were pre-approved by our audit committee.

Vote Required

The proposal requires the affirmative vote of a majority of shares present virtually or by proxy at the Annual Meeting, virtually or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of the vote.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Ernst & Young LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee’s written charter. Ernst & Young LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our company for such advice and assistance.

Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended December 31, 2017, Ernst & Young LLP was responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with our management.

2.
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Mark Jensen (Chair)
T. Kent Elliott
Enrique Salem

The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2018. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position(s)
Michael DeCesare	52	Chief Executive Officer, President
Christopher Harms	51	Chief Financial Officer
Pedro Abreu	45	Chief Strategy Officer
Darren J. Milliken	47	Senior Vice President, General Counsel, Corporate Secretary, and Corporate Compliance Officer

Michael DeCesare has served as our President and Chief Executive Officer and as a member of our board of directors since March 2015. Prior to joining ForeScout, Mr. DeCesare served in a variety of executive roles at Intel Security, previously McAfee Security, a computer security software company and wholly-owned subsidiary of Intel Corporation, from October 2007 to February 2015, including as President and as Executive Vice President, Worldwide Sales and Operations. Prior to joining Intel Security, Mr. DeCesare served as Senior Vice President of Worldwide Field Operations for Documentum, an enterprise content management company, from January 2001 to September 2007, during which time the company was acquired by EMC, a cloud computing, data storage, IT security, and big data company. Following the acquisition in December 2003, Mr. DeCesare served as Senior Vice President of EMC Software, a division of EMC, that included Documentum. Prior to joining Documentum, Mr. DeCesare served as Vice President of Field Sales at Oracle, a cloud application and platform services company, from February 1989 to June 2000. Mr. DeCesare holds a B.A. in Communications from Villanova University.

Christopher Harms has served as our Chief Financial Officer since March 2013. From July 2011 to January 2013, Mr. Harms served as Chief Financial Officer of Socialware, Inc., a social media compliance platform acquired by Proofpoint, Inc. in November 2015. From January 2011 to July 2011, he served as a Program Director, Software Group, Industry Software Solutions Group, Market Strategy & Development at International Business Machines Corporation (“IBM”) a manufacturer of computer hardware, middleware, and software. From August 2009 to January 2011, Mr. Harms served as the Chief Financial Officer of PSS Systems Inc., a provider of information governance software solutions, which was acquired by IBM in October 2010. Mr. Harms holds a B.S. in Accounting and Finance from U.C. Berkeley and an M.B.A. from the Walter A. Haas School of Business at U.C. Berkeley.

Pedro Abreu has served as our Senior Vice President, Chief Strategy Officer since April 2015. From January 2009 to April 2015, Mr. Abreu served in various roles at Intel Security, including as Senior Vice President of Strategy and Go-To-Market Operations from November 2012 to April 2015, Vice President, Strategic Operations and Planning from October 2011 to November 2012, and Vice President, GTM Strategy and Channel Programs from January 2009 to December 2011. Mr. Abreu holds a C.S. in Computer Science from Instituto Superior Técnico in Portugal and an M.B.A. from the Walter A. Haas School of Business at U.C. Berkeley.

Darren J. Milliken has served as our Senior Vice President, General Counsel, Corporate Secretary, and Corporate Compliance Officer since February 2014. From April 2004 to February 2014, Mr. Milliken served as Senior Vice President General Counsel, Corporate Secretary, and Corporate Compliance Officer of Accuray Incorporated, a medical device company. Mr. Milliken holds a B.S. in Physics from Washington & Jefferson College and a J.D. from Santa Clara University School of Law.

EXECUTIVE COMPENSATION

Process and Procedures for Executive and Director Compensation

Our compensation committee is responsible for the executive compensation programs for our executive officers and regularly reports to our full board regarding its activities and recommendations. Its principal responsibilities relating to our executive officers include setting compensation for our executive officers; overseeing, reviewing and approving new compensation plans and programs for our executive officers; approving equity awards for our executive officers; and establishing and reviewing policies for the administration of executive compensation programs. In addition, our compensation committee evaluates director compensation, including equity compensation, and makes recommendations to our board regarding director compensation.

In determining each executive officer’s compensation, our compensation committee reviews our corporate financial performance and financial condition and assesses the individual performance and contributions of the individual executive officers. Our board of directors evaluates our Chief Executive Officer’s individual performance. Our compensation committee evaluates each of our other executive officers’ individual performance. While our Chief Executive Officer provides input on his compensation, he does not participate in our compensation committee or our board of directors’ deliberations regarding his own compensation. Our Chief Executive Officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executive officers. The compensation committee may modify individual compensation components for executive officers and is not bound to accept the Chief Executive Officer’s recommendations. Our compensation committee then reviews the recommendations and other data and makes decisions as to the total compensation for each executive officer, as well as each individual component of compensation. The compensation committee makes all final compensation decisions for our executive officers.

Our compensation committee has the authority to retain the services of outside consultants. In 2017, our compensation committee engaged Compensia, an independent compensation consulting firm, as its compensation consultant to review our then-existing executive compensation programs, including assisting us in identifying a peer group of companies for purposes of benchmarking our levels of executive compensation and providing a competitive market compensation assessment of the short- and long-term compensation of our executive officers. The compensation committee has the sole authority to approve the terms of the engagement of Compensia. Although our compensation committee considers the advice and recommendations of our independent compensation consultants as to our executive compensation programs, our compensation committee ultimately makes its own decisions about these matters.

Our compensation committee periodically, and at least annually, considers and assesses Compensia’s independence, including whether Compensia has any potential conflicts of interest with our company or members of the compensation committee. In connection with its engagement in 2017, our compensation committee conducted such a review in 2017. Based on that review, our compensation committee concluded that it was not aware of any conflict of interest that had been raised by work performed by Compensia or the individual consultants employed by Compensia that perform services for the compensation committee.

Summary Compensation Table for Fiscal Years 2017 and 2016

The following table and narrative summarizes and explains the compensation that we paid to, or that was earned by, each person who served as our principal executive officer and each of the other named executive officers determined under Item 402(m)(2) of Regulation S-K during our fiscal year ended December 31, 2017. We refer to these individuals in this Proxy Statement as our “named executive officers” or “NEOs”.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael DeCesare, Chief Executive Officer and President	2017	410,000	2,431,334	—	446,080(2)	12,808(3)	3,304,764
	2016	350,000	1,390,125	671,212	356,600(4)	4,542(5)	2,772,479
Pedro Abreu, Chief Strategy Officer	2017	380,000	810,451	—	201,960(2)	—	1,392,411
	2016	320,000	346,185	—	120,770(4)	—	788,845
Christopher Harms, Chief Financial Officer	2017	304,000	1,620,902	—	201,960(2)	11,628(6)	2,138,490
	2016	272,857	341,240	—	97,301(4)	—	713,261
__________

(1)
The amounts in this column represent the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the Notes to our Consolidated Financial Statements included in our Annual Report filed on Form 10-K for fiscal year ended December 31, 2017.

(2)	The amounts included in the “Non-Equity Incentive Plan Compensation” column represent the amounts earned and paid under the 2017 Bonus Plan.

(3)	Consists of (i) charity event tickets for Mr. DeCesare of $11,628 and (ii) entertainment expenses of $1,180.

(4)	The amounts included in the “Non-Equity Incentive Plan Compensation” column represent the amounts earned and paid under the 2016 Bonus Plan.

(5)	Consists of entertainment expenses.

(6)	Consists of charity event tickets for Mr. Harms and his spouse.

Non-Equity Incentive Plan Compensation

2017 Bonus Plan

Messrs. DeCesare, Abreu, and Harms each received performance-based bonuses pursuant to the terms of our 2017 Bonus Plan. Under our 2017 Bonus Plan, bonuses were payable semiannually based on company and individual performance goals established by our board of directors, in the case of Mr. DeCesare, and by our compensation committee, in the case of Messrs. Abreu, and Harms, for fiscal 2017 and measured over two, semiannual performance periods during 2017.

For the fiscal 2017 performance period, with bonuses payable semiannually, a progress payment could become payable at the end of the first half of fiscal 2017, based on specified levels of achievement of the performance goals for such semiannual period. Any such bonus amount for the first half-portion of the year was capped at 100% of the participant’s target bonus opportunity for such half-year. If the participant exceeded his or her performance goals for the first semiannual performance period, he or she would not receive more than 100% of his or her bonus target for the first semiannual performance period. Rather, if a participant exceeds his or her performance goals for the first semiannual performance period, such portion greater than 100% would be applied to measuring whether the participant’s performance goals were met in the second semiannual performance period. The maximum amount of bonus that each of Messrs. DeCesare, Abreu and Harms could earn under the 2017 Bonus Plan was 70% of his target bonus based on the company performance goals and 30% of his target bonus based on individual performance goals.

To fund the bonus pool for the applicable performance period, we had to achieve specified company goals at a minimum of 85% for each of revenue, operating margin, and our net promoter score (“NPS”). Achievement of all three corporate goals at 100% would fund the bonus pool at the target level. Each of Messrs. DeCesare, Abreu, and Harms were eligible to earn 70% of his respective target bonus based on the company performance goals and 30% of his target bonus based on individual performance goals. Achievement of the individual performance goals in full would result in a maximum of 30% of his target bonus to become payable. For the first half of 2017, we achieved 107.7% of the company performance goals, resulting in the full funding of the bonus pool for such performance period. Each of Messrs. DeCesare, Abreu, and Harms achieved all of their respective individual performance goals. For the second half of 2017, we achieved 120% of the company performance goals, and each of Messrs. DeCesare, Abreu, and Harms achieved all of their respective individual performance goals.

Mr. DeCesare’s individual performance goals included goals related to employee recruitment and retention, marketing strategy, sales pipeline, our sales enablement program, expansion of our product, services and support organizations, engineering capacity, corporate strategy, and deal execution. Mr. Abreu’s individual performance goals included goals related to alliance partnerships, product lifecycle, and execution of the Company’s strategy. Mr. Harms’ individual performance goals included goals related to sales execution, public company readiness, revenue, and facilities.

The 2017 Bonus Plan required continued employment through the bonus payment date in order to receive a bonus for the applicable performance period. The aggregate amount of bonus payments made to these named executive officers for 2017 is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2017 Summary Compensation Table above.

Named Executive Officer Employment Arrangements and Potential Payments Upon Termination or Change in Control

Chief Executive Officer

We entered into an amended and restated employment agreement with Michael DeCesare, our Chief Executive Officer and President in May 2016, as amended in September 2017. The agreement provides an initial term through December 31, 2020, with automatic renewal of successive, one-year terms thereafter unless either party provides notice of non-renewal at least 60 days prior to the renewal date, provided that any non-renewal by us will not be permitted after a definitive agreement to enter into a change in control, as defined in the agreement, has been executed (until the change in control occurs or the transaction is abandoned).

If Mr. DeCesare’s employment is terminated by us without cause or by him for good reason, as such terms are defined in his employment agreement, then provided he signs and does not revoke a separation agreement with us, he will receive a lump sum cash payment equal to 100% of his then-base salary plus target bonus opportunity, 12 months of premiums he otherwise would be required to pay for continued post-employment, group health coverage, and vesting acceleration of his equity awards to the extent they would have vested through the one-year anniversary of the termination of his employment, with any performance-based criteria deemed met at target levels. If any equity awards were subject to vest upon the earlier of our change in control or expiration of the lock-up and blackout periods following our initial public offering (referred to as our liquidity event), the liquidity event would be deemed satisfied for purposes of such vesting acceleration. The separation agreement would include, among other terms, a mutual release of claims and mutual non-disparagement obligations, as well as obligations by Mr. DeCesare relating to non-solicitation for 12 months post-employment, post-employment confidentiality, and certain post‑employment cooperation efforts with respect to certain investigations, audits and other actions or proceedings relating to the period during which he was employed by us.

In the event of our change in control, the vesting of Mr. DeCesare’s equity awards will accelerate to the extent they would have vested through the one-year anniversary of our change in control, with any performance-based criteria deemed met at target levels. In addition, if any of Mr. DeCesare's equity awards are not assumed or substituted in connection with our change in control, such equity awards will fully vest immediately prior to the change in control. Further, if Mr. DeCesare’s employment is terminated by us without cause or by him for good reason during the period beginning three months before the first event that leads to our change in control through 18 months after our change in control, then provided Mr. DeCesare signs and does not revoke the separation agreement described above, he will receive the bonus and health premium severance described above, he will receive (i) a lump sum cash payment equal to 100% of the greater of his then-current base salary and the base salary in effect immediately before the change in control, (ii) a lump sum cash payment equal to 100% of his target incentive opportunity, (iii) a lump sum cash payment equal to 12 months of premiums he otherwise would be required to pay for continued post-employment, group health coverage, and (iv) 100% accelerated vesting of his then-unvested equity awards with any performance-based criteria being deemed met at target levels.

In the event of Mr. DeCesare’s death or disability that occurs in connection with his performance of his required duties as our employee, then provided he or his legal custodian or executor of his estate, as applicable, signs and does not revoke the separation agreement described above, 100% of his then-unvested equity awards shall immediately vest, including any equity awards that were subject to performance-based criteria that shall be deemed achieved at target.

For purposes of the employment agreement between us and Mr. DeCesare, the following terms will have the following meanings:

The term “cause” generally means (i) an act of dishonesty by the employee in connection with his responsibilities as an employee; (ii) his being convicted of, or plea of no contest to, a felony or any crime involving fraud or embezzlement; (iii) his gross misconduct in connection with the performance of his duties; (iv) his willful breach of any obligations under any written agreement or covenant with us; (v) his failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers, or employees, if we requested his cooperation; or (vi) his continued failure to perform his employment duties after he has received a written demand from us, provided that in the case of (v) and (vi), he will have a 30-day period to cure the act or omission to the extent capable of cure.

The term “change in control” generally means any of the following: (i) any person (including certain affiliates and associates of the person), other than us and certain persons affiliated with us, become the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our securities having the right to vote in an election of our board of directors; or (ii) our consolidation or merger in which our stockholders immediately before the consolidation or merger would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, in aggregate more than 50% of voting shares of us or our ultimate parent corporation (if any) issuing cash or securities in the consolidation or merger, or (iii) any sale or other transfer of all or substantially all of our assets; but excluding for purposes of clause (i) above, (x) due to acquisitions directly from us or (y) our acquisition of our securities that proportionately increases the shares owned by a person to 50% or more of the combined voting power of our securities having the right to vote in an election of our board of directors provided that acquisitions thereafter by such person that results in the person owning 50% or more or such securities will result in our change in control.

The term “good reason” generally means the occurrence of any of the following events: (i) a material reduction of his base salary; (ii) a material reduction of his target bonus; (iii) a material reduction in his duties, authority, reporting relationship, or responsibilities; (iv) a requirement that the employee relocate more than 50 miles from his then-current office location; (v) a material violation by us of a material term of any employment, severance, or change in control agreement between him and us; or (vi) a failure by any successor entity to us to assume the employment agreement. However, good reason will not be deemed satisfied unless the employee gives us written notice of the condition within 90 days after the condition comes into existence and we fail to remedy the condition within 30 days after receiving notice.

Other Named Executive Officers

We entered into an employment agreement with each of Messrs. Abreu and Harms, effective January 1, 2017. Each agreement provides for an initial term through December 31, 2019, with automatic renewal of successive, one-year terms thereafter unless either party provides notice of non-renewal at least 30 days prior to the renewal date, provided that in the event of our change in control, as defined in the agreement, the agreement will be extended automatically through the date that is 12 months following the change in control. In the event that a definitive agreement for a transaction that, if consummated, would result in a change in control, is entered into by us, any nonrenewal notice by us will not be permitted (until the change in control occurs or the definitive agreement is terminated).

If the named executive officer’s employment is terminated by us without cause or by him for good reason, as such terms are defined in the employment agreement, then provided he signs and does not revoke a separation agreement (which includes a release of claims in our favor, a non-solicitation obligation for 12 months post-employment, and post-employment non-disparagement and confidentiality obligations, on the part of the named executive officer), he will receive a lump sum cash payment equal to the sum of 100% of his then-current base salary and 12 months of premiums he otherwise would be required to pay for continued post-employment, group health coverage. If such termination occurs during the period beginning three months before our change in control through 12 months after our change in control, then the named executive officer will receive (i) a lump sum cash payment equal to 100% of the greater of his then current base salary and the base salary in effect immediately before the change in control, (ii) a lump sum cash payment equal to 12 months of premiums he otherwise would be required to pay for continued past-employment, group health coverage, (iii) a lump sum cash amount equal to 100% of his target incentive opportunity, and (iv) 100% accelerated vesting of his then-unvested equity awards with any performance-based criteria being deemed met at target levels. In addition, if any equity awards are not assumed or substituted in connection with our change in control, such equity awards will fully vest immediately prior to the change in control.

For purposes of the employment agreement between us and each of Messrs. Abreu and Harms, the following terms generally have the following meanings:

The term “cause” generally means (i) a material act of dishonesty by the named executive officer in connection with his responsibilities as an employee; (ii) his being convicted of, or plea of no contest to, a felony or any crime involving fraud or embezzlement; (iii) his gross misconduct in connection with the performance of his duties; (iv) his willful breach of any material obligations under any written agreement or covenant with us; (v) his failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers, or employees, if we requested his cooperation; or (vi) his continued failure to perform his employment duties after he has received a written demand from us, provided that in the case of (v) and (vi), he will have a 30-day period to cure the act or omission to the extent capable of cure.

The term “change in control” generally means any of the following: (i) a change in our ownership as a result of any one person, or more than one person acting as a group, or person, acquiring ownership of our stock that, with the stock held by such person, is more than 50% of the total voting power of our stock; but excluding any acquisition of additional stock by any one person, who is already considered to own more than 50% of the total voting power and any transaction in which our stockholders immediately before the change in ownership retain immediately thereafter, in substantially the same proportions as their ownership of our voting stock immediately before the change in ownership, direct or indirect beneficial ownership of at least 50% of the total voting power of our stock; or (ii) a change in our effective control resulting in a majority of members of our board of directors being replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors before the appointment or election, excluding the acquisition of additional control of us by any person already in effective control of us; or (iii) a change in the ownership of a substantial portion of our assets occurring as a result of any person acquiring (or having acquired during the last 12-months) our assets that have a total gross fair market value of at least 50% of the total gross fair market value of all of our assets immediately before such acquisition(s); but excluding (i) a transfer to an entity controlled by our stockholders immediately after the transfer, or (ii) a transfer of our assets to: (A) a stockholder of us in exchange for our stock, (B) an entity of which we own 50% or more of the total value or voting power, (C) a person, that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock, or (D) an entity that is owned by any person described in (A) or (C) above, as to at least 50% of its total value or voting power. Further, the transaction must qualify as a change in control within the meaning of Code Section 409A and will not be treated as a change in control if its primary purpose is to (1) change the state of our incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held our securities immediately before such transaction.

The term “good reason” generally means the occurrence of any of the following events, without the named executive officer’s written consent: (i) a material reduction of his base salary; (ii) a material reduction of his target cash incentive opportunity; (iii) a material reduction in his duties, authority, reporting relationship, or responsibilities; (iv) a requirement that the named executive officer relocate more than 50 miles from his then-current office location; (v) a material violation by us of a material term of any employment, severance or change in control agreement between him and us; or (vi) a failure by any successor entity to us to assume the employment agreement. However, good reason will not be deemed satisfied unless the named executive officer gives us written notice of the condition within 90 days after the condition comes into existence, we fail to remedy the condition within 30 days after receiving notice, and he terminates his employment with us within 90 days following the expiration of our remedy period.

2017 Equity Incentive Plan

Our 2017 Equity Incentive Plan (the “2017 Plan”) provides that in the event of a merger or change in control, as defined under our 2017 Plan, each outstanding award will be treated as the administrator determines, except that if a successor corporation does not continue any outstanding award (or some portion of any award) in accordance with the terms of our 2017 Plan, then such award will fully vest (but in no event as to more than 100% of the grant), all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels, and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time. With respect to awards granted to a non-employee director, the participant will fully vest in and have the right to exercise any outstanding options and stock appreciation rights, all restrictions on other outstanding awards will lapse, and with respect to any awards with performance-based vesting, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels.

2000 Stock Option and Incentive Plan, as amended

Our 2000 Stock Option and Incentive Plan, as amended, (the “2000 Plan”) provides that if we are party to a merger or consolidation, such agreement may provide for (i) the continuation of such outstanding option by the surviving company; (ii) the assumption of the 2000 Plan and such outstanding option by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding options; (iv) the full exercisability of such outstanding options and full vesting of the shares subject to such options, followed by cancellation of such options; (v) the settlement of the full value of such outstanding options (whether or not then exercisable) in cash or cash equivalents, followed by the cancellation of such options; or (vi) any other action permitted by applicable law.

2017 Employee Stock Purchase Plan

Our 2017 Employee Stock Purchas Plan (the “ESPP”) provides that in the event of our merger or change in control, as defined under the ESPP, a successor corporation may assume or substitute for each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set. The administrator will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table presents certain information concerning equity awards held by our named executive officers, as of December 31, 2017.

Name(1)	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Michael DeCesare	03/10/2015(4)	758,465	—	7.98	03/10/2025	—	—
	03/10/2015(5)	—	—	—	—	638,707	20,368,366
	05/18/2016(6)	82,499	—	16.08	05/18/2026	—	—
	05/18/2016(7)	—	—	—	—	82,500	2,630,925
	05/15/2017(8)	—	—	—	—	129,533	4,130,807
Pedro Abreu	06/05/2015(9)	235,869	—	8.52	06/05/2025	—	—
	09/29/2015(10)	54,750	—	9.88	09/29/2025	—	—
	10/10/2016(11)	—	—	—	—	17,500	558,075
	05/15/2017(12)	—	—	—	—	43,178	1,376,946
Christopher Harms	03/27/2013(13)	57,223	—	2.18	03/27/2023		—
	09/18/2014(14)	34,999	—	7.04	09/18/2024	—	—
	07/31/2015(15)	75,000	—	9.88	07/31/2025	—	—
	10/10/2016(16)	—	—	—	—	17,250	550,103
	05/15/2017(17)	—	—	—	—	86,356	2,753,893
__________

(1)	Each of the outstanding equity awards held by our named executive officers, as described below, was granted pursuant to the 2000 Plan.

(2)
Represents (i) restricted stock unit awards and (ii) shares of restricted stock under the 2000 Plan, issued upon the early exercise of stock options, each of which remained unvested as of December 31, 2017. We have the right to repurchase any unvested shares subject to each such restricted stock award if the holder of the award ceases to provide services to us prior to the date on which all shares subject to the award have vested in accordance with the applicable vesting schedule described in the footnotes below.

(3)
This amount reflects the fair market value of our common stock of $31.89 per share as of December 29, 2017, as reported on The NASDAQ Global Market, multiplied by the amount shown in the column for the Number of Shares or Units of Stock That Have Not Vested.

(4)
One-fourth of the shares subject to the option vested on March 1, 2016, and one forty-eighth of the shares vest monthly thereafter, subject to Mr. DeCesare’s continued status as a service provider on each such vesting date. All shares subject to the option are early exercisable.

(5)
One-fourth of the shares subject to the restricted stock unit award vested on March 1, 2016, and the remaining shares vest in equal quarterly installments over a period of three years commencing thereafter. Notwithstanding the satisfaction of this time-based vesting requirement, no shares underlying the restricted stock unit award will vest until the earlier of (i) our change in control or (ii) April 25, 2018, subject to Mr. DeCesare’s continued status as a service provider on each such vesting date.

(6)
One forty-eighth of the shares subject to the option vest monthly on the first day of each month following March 1, 2016, subject to Mr. DeCesare’s continued status as a service provider on each such vesting date. All shares subject to the option are early exercisable.

(7)
One-fourth of the shares subject to the restricted stock unit award vest each year on each anniversary following May 15, 2017. Notwithstanding the satisfaction of this time-based vesting requirement, no shares underlying the restricted stock unit award will vest until the earlier of (i) our change in control or (ii) April 25, 2018, subject to Mr. DeCesare’s continued status as a service provider on each such vesting date.

(8)
One-fourth of the shares subject to the restricted stock unit award vest each year commencing May 15, 2018. Notwithstanding the satisfaction of this time-based vesting requirement, no shares underlying the restricted stock unit award will vest until the earlier of (i) our change in control or (ii) April 25, 2018, subject to Mr. DeCesare’s continued status as a service provider on each such vesting date.

(9)
One-fourth of the shares subject to the option vested on April 29, 2016, and one forty-eighth of the shares vest monthly thereafter, subject to Mr. Abreu’s continued status as a service provider on each such vesting date. All shares subject to the option are early exercisable.

(10)
One-fifth of the shares subject to the option vest in equal monthly installments over each of the first and second annual periods following September 1, 2015 and three-tenths of the shares subject to the option vest in equal monthly installments over each of the third and fourth annual periods following September 1, 2015, subject to Mr. Abreu’s continued status as a service provider on each such vesting date. All shares subject to the option are early exercisable.

(11)
One-fourth of the shares subject to the restricted stock unit award vest each year commencing August 15, 2017. Notwithstanding the satisfaction of this time-based vesting requirement, no shares underlying the restricted stock unit award will vest until the earlier of (i) our change in control or (ii) April 25, 2018, subject to Mr. Abreu’s continued status as a service provider on each such vesting date.

(12)
One-fourth of the shares subject to the restricted stock unit award vest each year commencing May 15, 2018. Notwithstanding the satisfaction of this time-based vesting requirement, no shares underlying the restricted stock unit award will vest until the earlier of (i) our change in control or (ii) April 25, 2018, subject to Mr. Abreu’s continued status as a service provider on each such vesting date.

(13)
One-fourth of the shares subject to the option vested on March 11, 2014 and one forty-eighth of the shares vest monthly thereafter, subject to Mr. Harms’ continued status as a service provider on each such vesting date. All shares subject to the option were early exercisable.

(14)
One forty-eighth of the shares subject to the option vest monthly commencing on July 24, 2014, subject to Mr. Harms’ continued status as a service provider on each such vesting date. All shares subject to the option are early exercisable.

(15)
One-fifth of the shares subject to the option vest in equal monthly installments over each of the first and second annual periods following July 31, 2015 and three-tenths of the shares subject to the option vest in equal monthly installments over each of the third and fourth annual periods following July 31, 2015, subject to Mr. Harms’ continued status as a service provider on each such vesting date. All shares subject to the option are early exercisable.

(16)
One-fourth of the shares subject to the restricted stock unit award vest each year commencing on August 15, 2017. Notwithstanding the satisfaction this time-based vesting requirement, no shares underlying the restricted stock unit award will vest until the earlier of (i) our change in control or (ii) April 25, 2018, subject to Mr. Harms’ continued status as a service provider on each such vesting date.

(17)
One-fourth of the shares subject to the restricted stock unit award vest each year commencing on May 15, 2018. Notwithstanding the satisfaction this time-based vesting requirement, no shares underlying the restricted stock unit award will vest until the earlier of (i) our change in control or (ii) April 25, 2018, subject to Mr. Harms’ continued status as a service provider on each such vesting date.

Executive Bonus Compensation Plan

Our board of directors and our stockholders adopted an Executive Bonus Compensation Plan, which we refer to as our Bonus Plan. Our Bonus Plan is administered by our compensation committee. The purposes of the Bonus Plan are to increase stockholder value and our success by motivating key executives to perform to the best of their abilities and to achieve our objectives. Our Bonus Plan allows our compensation committee to provide cash incentive awards to selected employees, including our named executive officers, based upon performance goals established by our compensation committee.

Pursuant to the Bonus Plan, our compensation committee, in its sole discretion, will select our employees or employees of our affiliates (or those expected to become such employees during a performance period) who will be participants during a performance period under the Bonus Plan, establish the performance goal and any payout formula for each participant for each performance period, and establish a target award for each participant. Our compensation committee has all powers and discretion for administering the Bonus Plan, including the authority to determine any other terms and conditions of awards, interpret the Bonus Plan and awards, delegate certain powers to one or more of our officers or members of our board of directors, and adopt rules, procedures and subplans for the administration of the Bonus Plan. The maximum amount of an award for any fiscal year that a participant may receive under the Bonus Plan will be 300% of such participant’s target bonus.

Under the Bonus Plan, the performance goals applicable to awards may include one or more of the following: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses, or operating expenses as a percentage of revenue, earnings (which may include earnings before interest and taxes and net earnings), earnings per share, stock price, return on equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit or net operating expenses, operating income, operating margin, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, improvements in productivity, attainment of objective operating goals, contingent or non-contingent orders, net promoter score, bookings, expenses, and growth rates in any of the foregoing performance criteria. As determined by our compensation committee, performance goals may differ from participant to participant, and award to award. The criteria may be measured in absolute terms, in combination with other criteria, in relative terms, against the performance of the company as a whole or specific business units, affiliates, business segments, or products, on a per share or per capita basis, or on a pre‑tax or post‑tax basis. Our compensation committee also will determine any significant elements or items that will be included in or excluded from the calculation of any performance goal. Otherwise, performance goals will be calculated in accordance with our financial statements, prepared in accordance with U.S. Generally Accepted Accounting Principles or accounting principles established by the Internal Accounting Standards Board or under a methodology established by our compensation committee that is consistently applied with respect to a performance goal in the applicable performance period. In the event of any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares, or other similar changes in our stock, our compensation committee will make adjustments to criteria that relate to the number or value of our stock affected by such events.

Our compensation committee will determine the actual award payable to a participant under the Bonus Plan. Our compensation committee, in its sole discretion, may reduce or eliminate a participant’s actual award, determine whether an actual award will be paid in the event of termination of a participant’s employment due to his or her death or disability or that occurs upon or following our change in control, or in other types of terminations of a participant’s employment prior to a change in control but subject to attainment of the applicable performance criteria.

Our compensation committee, in its sole discretion, may amend or terminate the Bonus Plan or any part of the Bonus Plan at any time and for any reason. Any amendment, suspension, or termination of the Bonus Plan may not impair any rights or obligations under any target award granted to a participant under the Bonus Plan. Unless earlier terminated, our Bonus Plan will remain in effect through our 2021 annual meeting of stockholders.

401(k) Plan

We maintain our 401(k) Savings Plan, referred to as our 401(k) Plan, a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. In 2017, we made contributions to our 401(k) Plan of $1.1 million. A participant’s contributions are allocated to the participant’s individual account on a pre-tax basis, or on a post-tax basis with respect to the Roth 401(k) plan component. The contributions are invested in selected investment alternatives according to the participants’ directions. Our 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan (other than with respect to the Roth 401(k) plan component) and any earnings on contributions are not taxable to the employees until distributed from our 401(k) Plan, and all contributions are deductible by us when made.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2017. Information is included for equity compensation plans approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(2)	13,529,634(3)	$10.63	3,843,839
Equity compensation plans not approved by security holders	—	—	—
Total	13,529,634(3)	$10.63	3,843,839
__________

(1)	The weighted average price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)
Includes the following plans: our 2017 Plan and our 2000 Plan. Our 2017 Plan provides that on the first day of each fiscal year beginning in fiscal 2018, the number of shares of common stock available for issuance thereunder is automatically increased by a number equity to the least of (i) 3,800,000 shares, (ii) 5% of the outstanding shares of common stock as of the last day of our immediately preceding fiscal year, or (iii) such lower number of shares as the administrator of the 2017 Plan may determine, as determined no later than the earlier of (x) the last day of our first fiscal quarter of, or (y) the date on which the first regularly scheduled meeting of our compensation committee occurs during the fiscal year in which such increase occurs.

(3)	Includes 9,313,633 shares subject to outstanding stock options and 4,216,001 shares subject to outstanding RSU grants.

COMPENSATION COMMITTEE REPORT

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

In this context, the compensation committee hereby reports as follows:

1.	The compensation committee has reviewed and discussed the executive compensation information contained in this Proxy Statement with management.

2.
Based on the review and discussions referred to in paragraph (1) above, the compensation committee recommended to our board of directors that the executive compensation information be included in this Proxy Statement.

Respectfully submitted by the members of the compensation committee of the board of directors,

Enrique Salem (Chairman)
Theresia Gouw
Rami Kalish

CERTAIN RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation” the following is a description of each transaction during fiscal 2017 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers, or beneficial owners of more than 5% of any class of our capital stock or any immediate family member of, or person sharing a household with, and of these individuals or entities had or will have a direct or indirect material interest.

Special Stockholder Voting Agreement and Irrevocable Proxy

We are party to a special stockholder voting agreement and irrevocable proxy, or Voting Agreement, with Michael DeCesare, our Chief Executive Officer, and entities affiliated with Amadeus Capital, which beneficially own more than 5% of our capital stock and are affiliated with Richard Anton, a former member of our board of directors. The Voting Agreement provides that the entities affiliated with Amadeus Capital (the “Amadeus Entities”) irrevocably appoint our then-serving chief executive officer, as the sole and exclusive attorney-in-fact and proxy holder of each Amadeus Entity, to vote, or refrain from voting, the shares held by the Amadeus Entities in identical proportions to the votes cast by our other stockholders with respect to any matter at any meeting of our stockholders or any actions taken by written consent of our stockholders. The proxy granted to our then-serving chief executive officer does not apply to certain matters, including: (i) matters regarding our liquidation, dissolution, or winding up in the event that as of the record date for the stockholder action to be taken with respect to such event, the Amadeus Entities are or are deemed to be the beneficial owners of no more than 18.0% of our outstanding common stock, (ii) matters relating to our bankruptcy or insolvency, (iii) any matter that would adversely impact the rights, preferences, or privileges of the Amadeus Entities in a manner different than our other stockholders, or (iv) any matter that would limit or adversely affect the right or ability of the Amadeus Entities to dispose of any of our capital stock held by the Amadeus Entities.

Employment Arrangement with an Immediate Family Member of Our Chairman

Shai Yeshurun is a Senior Director of Finance and the son of Yehezkel Yeshurun, the Chairman of our board of directors. His total compensation in 2017 was approximately $154,000 and his current annual salary is approximately $130,000.

Policies and Procedures for Related Party Transactions

Our audit committee has adopted a formal written policy providing that our audit committee is responsible for reviewing “related party transactions,” which are transactions (i) in which we were, are or will be a participant, (ii) in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, nominee for director, executive officer, or greater than 5% beneficial owner of our common stock and their immediate family members, in each case, since the beginning of the most recently completed year.

Under this policy, all related party transactions may be consummated or continued only if approved or ratified by our audit committee. In determining whether to approve or ratify any such proposal, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party and (ii) the extent of the related party’s interest in the transaction. The policy grants standing pre-approval of certain transactions, including (i) certain compensation arrangements of executive officers, (ii) certain director compensation arrangements, (iii) transactions with another company at which a related party’s only relationship is as an employee, other than an executive officer or director, or beneficial owner of less than 5% of that company’s shares, (iv) charitable contributions, grants or endowments by us to a charitable organization, foundation or university where the related party’s only relationship is as an employee, other than an executive officer or director, if the aggregate amount involved does not exceed the greater of $100,000 or 2% of the charitable organization’s total annual receipts, and (v) transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2018 for:

•	each of our directors;

•	each of our NEOs;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

We have based our calculation of percentage ownership of our common stock on 39,333,158 shares of our common stock outstanding on March 31, 2018. We have deemed shares of our capital stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2018 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We have deemed shares of our common stock subject to restricted stock units for which the service condition has been satisfied or would be satisfied within 60 days of March 31, 2018 to be outstanding and to be beneficially owned by the person holding the restricted stock units for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or restricted stock units outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose, California 95134.

Name of Beneficial Owner+	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities affiliated with Accel(1)	3,558,245	9.0%
Entities affiliated with Amadeus Capital(2)	5,215,226	13.3%
Entities affiliated with Meritech Capital Partners(3)	3,151,155	8.0%
Entities affiliated with Pitango(4)	3,780,391	9.6%
Entities affiliated with Wellington Management Company, LLP and certain of its investment advisory clients(5)	3,045,918	7.7%
Executive Officers and Directors:
Michael DeCesare(6)	1,553,309	3.9%
Shares subject to voting proxy	5,215,226	13.3%
Total (6)(7)	6,768,535	17.2%
Pedro Abreu(8)	305,789	*
Christopher Harms(9)	272,940	*
Darren J. Milliken(10)	209,091	*
Yehezkel Yeshurun(11)	565,432	1.4%
David G. DeWalt(12)	846,564	2.2%
James Beer(13)	25,000	*
T. Kent Elliott(14)	391,060	1.0%
Theresia Gouw(15)	692,883	1.8%
Mark Jensen(16)	112,669	*
Rami Kalish(17)	3,780,391	9.6%
Enrique Salem(18)	279,309	*
All current directors and executive officers as a group (12 persons)(19)	14,249,663	36.2%
_____________________

*	Represents beneficial ownership of less than one percent (1%).

+
Options to purchase shares of our capital stock included in this table are generally early exercisable, and to the extent such shares are unvested as of a given date, such shares will remain subject to a right of repurchase held by us.

(1)
Consists of (i) 2,773,380 shares held of record by Accel VIII L.P. (“Accel VIII”); (ii) 544,726 shares held of record by Accel Internet Fund IV L.P. (“Fund IV”); and (iii) 240,139 shares held of record by Accel Investors 2000 L.L.C. (“Investors 2000”). Accel VIII Associates LLC (“Accel Associates”), the general partner of Accel VIII and Fund IV, has sole voting and dispositive power with respect to the shares held by Accel VIII and Fund IV. Arthur Patterson and Jim Swartz are the managing members of Investors 2000 and share voting and dispositive power over the securities held by Investors 2000. Arthur Patterson and Jim Swartz are the managing members of Accel Associates and share voting and dispositive power over the securities held by Accel Associates. The address for each of these entities is 500 University Avenue, Palo Alto, California 94301.

(2)
Consists of (i) 1,797,285 shares held of record by Amadeus II ‘A’ (“Amadeus A”); (ii) 1,198,189 shares held of record by Amadeus II ‘B’ (“Amadeus B”); (iii) 838,723 shares held of record by Amadeus II ‘C’ (“Amadeus C”); (iv) 39,925 shares held of record by Amadeus II ‘D’ GmbH & Co KG (“Amadeus D”); (v) 119,789 shares held of record by Amadeus II Affiliates Fund L.P. (“Affiliates Fund”); (vi) 488,278 shares held of record by Amadeus IV Velocity Fund L.P. (“Velocity Fund”); (vii) 179,804 shares held of record by Amadeus EI L.P. (“Amadeus EI”) ; and (viii) 553,233 shares held of record by Amadeus EII L.P. (“Amadeus EII” and together with each of Amadeus A, Amadeus B, Amadeus C, Amadeus D, Affiliates Fund, Velocity Fund, and Amadeus EI, the “Amadeus Funds”). Amadeus II General Partner LP (“Amadeus II GP”) is the general partner of each of Amadeus A, Amadeus B, Amadeus C, Amadeus D, and Affiliates Fund; Amadeus IV Velocity GP LP (“Amadeus Velocity GP”) is the general partner of Velocity Fund;

Amadeus EI General Partner LP (“Amadeus EI GP”) is the general partner of Amadeus EI; and Amadeus EII General Partner LP (“Amadeus EII GP” and together with each of Amadeus II GP, Amadeus Velocity GP, and Amadeus EI GP, the “Amadeus Direct General Partners”) is the general partner of Amadeus EII. Amadeus General Partner LTD (“Amadeus GP LTD”) and Amadeus Capital GP LLP (“Amadeus Capital GP”) are the general partners of each of the Amadeus Direct General Partners. Amadeus Capital Partners Limited (“Amadeus Limited”) and Amadeus GP LTD are the partners of Amadeus Capital GP, Amadeus Limited is the manager of each of the Amadeus Funds, have sole voting and dispositive power with respect to the shares held by the Amadeus Funds. Each of Anne Glover, Hermann Hauser, Andrea Traversone, and Alex van Someren are the directors of Amadeus Limited (the “Amadeus Directors”). The Amadeus Directors have delegated their shared voting and dispositive power with respect to the shares held by each of the Amadeus Funds to a committee comprised of Ms. Glover, Mr. Hauser, Ms. Traversone, Richard Anton, and Mikael Johnsson (the “Amadeus Committee”). Each of the members of the Amadeus Committee share voting and dispositive power with respect to the shares held by the Amadeus Funds. The address for each of Amadeus A, Amadeus B, Amadeus C, Velocity Fund, Amadeus EI, Amadeus EII, Amadeus Capital GP, Amadeus Limited, and each of the Amadeus Directors is c/o Amadeus Capital, Suite 1, 2nd Floor, 2 Quayside, Cambridge, England CB5 8AB. The address for Amadeus D is c/o PE Concepts Verwaltungs GmbH, Möhlstr. 23 c/o BLLW, 81675 Munich, Germany. The address for Affiliates Fund is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The address for each of Amadeus II GP, Amadeus Velocity GP, Amadeus EI GP, Amadeus EII GP, and Amadeus GP LTD is c/o Amadeus Capital, 50 Lothian Road, Festival Square, Edinburgh, Scotland EH3 9WJ. All of the shares held by the Amadeus Funds and referenced in this footnote (2) are subject to a voting agreement in favor of the Company’s Chief Executive Officer referred to in footnote (7) below.

(3)
Consists of (i) 23,315 shares held of record by MCP Entrepreneur Partners II L.P. (“MCP”); (ii) 78,354 shares held of record by Meritech Capital Affiliates II L.P. (“Capital Affiliates”); and (iii) 3,049,486 shares held of record by Meritech Capital Partners II L.P. (“Capital Partners” and collectively, the “Meritech Entities”). Meritech Capital Associates II L.L.C. (“Meritech Capital”), the general partner of the Meritech Entities, has sole voting and dispositive power with respect to the shares held by the Meritech Entities. Meritech Management Associates II L.L.C. (“Meritech Associates”), managing member of Meritech Capital, has sole voting and dispositive power with respect to the shares held by Meritech Capital. Paul Madera and Michael Gordon, the managing members of Meritech Associates, share the voting and dispositive power with respect to the shares held by Meritech Associates. The address for the Meritech Entities is 245 Lytton Ave, Suite 125, Palo Alto, California 94301.

(4)
Consists of (i) 2,354,123shares held of record by Pitango Venture Capital Fund III (USA) L.P.; (ii) 217,698 shares held of record by Pitango Venture Capital Fund III (USA) Non-Q L.P.; (iii) 636,548 shares held of record by Pitango Venture Capital Fund III (Israeli Investors) L.P.; (iv) 82,861 shares held of record by Pitango Principals Fund III (USA) L.P.; (v) 323,483 shares held of record by Pitango Parallel Investor Fund III (USA) L.P (collectively, the “Pitango Entities”); and (vi) 165,678 shares held of record by Pitango Venture Capital Fund III Trusts 2000 Ltd. (“Pitango Trusts”). Pitango VC Fund III GP (“GP”), the sole general partner of the Pitango Entities, has sole voting and dispositive power with respect to the shares held by the Pitango Entities.  The partners of the GP are eight private companies (the “Principal Funds”) that are each owned by one of the following individuals: Rami Beracha, Bruce Crocker, Isaac Hillel, Rami Kalish, Aaron Mankovski, Chemi Peres, Isaac Shrem, and Zeev Binman, respectively (the “Principals”), share voting and dispositive power with respect to the shares held by GP. The Principals, managing members of Pitango Trusts, share voting and dispositive power with respect to the shares held by Pitango Trusts. The address for the above listed entities is 11 HaMenofim Street, Building B, Herzeliya 4672562, Israel.

(5)
According to a Schedule 13G filed with the SEC on February 2, 2018, Wellington Management Group LLP holds shared voting power of 3,018,571 shares and shares dispositive power over 3,045,918 shares. The shares are owned of record by clients of the following investment advisers directly or indirectly owned by Wellington Management Group LLP: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. (collectively, the “Wellington Investment Advisers”). The Wellington Investment Advisers have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. Wellington Investment Advisors Holdings LLP, which is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP, controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. The business address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.

(6)
Consists of (i) 212,903 shares held of record by Mr. DeCesare; (ii) 840,964 shares subject to options exercisable within 60 days of March 31, 2018, 630,964 of which are fully vested as of such date; and (iii) 499,442 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2018.

(7)
Consists of the shares listed in footnote (2) above over which, except under limited circumstances, Mr. DeCesare, as our Chief Executive Officer, holds an irrevocable proxy, pursuant to a voting agreement between Mr. DeCesare, us and the entities affiliated with the Amadeus Entities. We do not believe that the parties to this voting agreement constitute a “group” under Section 13 of the

Securities Exchange Act of 1934, as amended, as Mr. DeCesare exercises voting control over these shares. For more information about the voting agreement, see “Certain Related Party Transactions—Special Stockholder Voting Agreement and Irrevocable Proxy.”

(8)
Consists of (i) 290,619 shares subject to options exercisable within 60 days of March 31, 2018, 214,667 of which are fully vested as of such date; and (ii) 15,170 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2018.

(9)
Consists of (i) 16,023 shares held of record by Mr. Harms; (ii) 109,962 shares held of record by Harms Family Trust Dated April 20, 2006, for which Mr. Harms and Cassandra R. Harms serve as Trustees; (iii) 121,053 shares subject to options exercisable within 60 days of March 31, 2018, 91,471 of which are fully vested as of such date; and (iv) 25,902 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2018. In connection with a personal loan, Mr. Harms has entered into (i) a Consumer Pledge Agreement dated September 28, 2015, pursuant to which Mr. Harms has granted to the lender a security interest in 64,091 shares of our common stock held by Mr. Harms and (ii) an option agreement dated September 28, 2015, pursuant to which Mr. Harms has granted to the optionee an option to purchase 16,023 shares of our common stock.

(10)
Consists of (i) 174,000 shares subject to options exercisable within 60 days of March 31, 2018, 149,626 of which are fully vested as of such date; and (ii) 9,711 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2018.

(11)
Consists of (i) 327,386 shares held of record by the Yeshurun Family Trust; and (ii) 238,046 shares subject to options exercisable within 60 days of March 31, 2018, 216,951 of which are fully vested as of such date.

(12)
Consists of (i) 839,568 shares held of record by Mr. DeWalt, of which 90,953 were issued upon early exercise of stock options and remained subject to further vesting within 60 days of March 31, 2018; and (ii) 167,913 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2018.

(13)	Consists of 25,000 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2018.

(14)
Consists of (i) 240,835 shares held of record by Mr. Elliott; and (ii) 275,225 shares subject to options exercisable within 60 days of March 31, 2018, 267,822 of which are fully vested as of such date.

(15)
Consists of (i) 575,856 shares held of record by Aspect Ventures, L.P. (“Aspect Ventures”); and (ii) 117,027 shares held of record by Aspect Ventures I-A, L.P. (“Aspect I-A”). Aspect Ventures Management, LLC (Aspect Management), the general partner of Aspect Ventures and Aspect I-A, has sole voting and dispositive power with respect to the shares held by Aspect Ventures and Aspect I-A. Ms. Gouw and Jennifer Fonstad are the managing partners of Aspect Management and share voting and dispositive power with respect to the shares held by Aspect Management. Ms. Gouw specifically disclaims beneficial ownership with respect to all of the shares over which she shares voting and dispositive power.

(16)	Consists of 112,669 shares subject to options exercisable within 60 days of March 31, 2018, 99,834 of which are fully vested as of such date.

(17)
Consists of the shares listed in footnote 4 above, which are held by the Pitango Entities. Mr. Kalish is one of the Principals of the Principal Funds, which shares voting and dispositive power with respect to the shares held by GP, which has sole voting and dispositive power with respect to the shares held by the Pitango Entities. Mr. Kalish specifically disclaims beneficial ownership with respect to all of the shares over which he shares voting and dispositive power.

(18)
Consists of (i) 333,873 shares held of record by Mr. Salem, of which 10,436 were issued upon early exercise of stock options and remained subject to further vesting within 60 days of March 31, 2018; and (ii) 125,000 shares held of record by Enrique Salem 2017 Guarantor Retained Annuity Trust, for which Mr. Salem serves as Trustee.

(19)
Consists of (i) 14,249,663 shares beneficially owned by our current officers and directors, of which 101,389 shares may be repurchased by us at the original purchase price as of March 31, 2018; (ii) 2,153,965 shares subject to options exercisable within 60 days of March 31, 2018, of which 1,671,335 shares are fully vested; and (iii) 743,138 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 31, 2018.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 31, 2017, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2017 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2017, are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement.

This Proxy Statement and our annual report are posted on our website at http://www.investors.forescout.com and are available from the SEC at its website at http://www.sec.gov.

You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose California 95134.

Company Website

We maintain a website at http://www.forescout.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

*************

As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the Annual Meeting. Accordingly, the only items of business that our board of directors intends to present at the Annual Meeting are set forth in this Proxy Statement. If any other matter or matters are properly brought before the Annual Meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

BOARD OF DIRECTORS

San Jose, California
April 10, 2018

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FSCT2018**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41052-P06067

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORESCOUT TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	For	Against	Abstain
1a. Yehezkel Yeshurun	☐	☐	☐
1b. Enrique Salem	☐	☐	☐
1c. Theresia Gouw	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E41053-P06067

ForeScout Technologies, Inc.
2018 Annual Meeting of Stockholders
May 23, 2018 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Michael DeCesare, Darren J. Milliken and Christopher Harms, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ForeScout Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., PDT on May 23, 2018 via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/FSCT2018, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side